IN THE UNITED STATES DISTRICT COURT
                 FOR THE DISTRICT OF NEW JERSEY

- ----------------------------------------X
In   re:                                :    Case  Nos.:  93-27874/NW
                                        :    through 93-27879
EMERSON RADIO CORP. et al.,             :    inclusive
                                        :
                 Debtors.               :
- ----------------------------------------X
In re:                                  :    In a Case Ancillary
                                        :    to a Foreign
Petition of THOMAS HACKETT,             :    Proceeding under
Official Liquidator of                  :    11 U.S.C. Section 304
FIDENAS INTERNATIONAL BANK LIMITED,     :
                                        :    No. 95-B-2263
Debtor in Foreign Proceeding.           :
- ----------------------------------------X
THOMAS HACKETT, Official Liquidator of  :
FIDENAS INTERNATIONAL BANK LIMITED,     :
                                        :    CIVIL ACTION
                         Plaintiff,     :
                                        :    No. 95-1179 (NHP)
               - against -              :
                                        :
GEOFFREY P. JURICK, ERIC F. GEBAIDE,    :
and FIDENAS INTERNATIONAL LIMITED,      :
                                        :
                         Defendants.    :
                                        :
- ----------------------------------------X

              STIPULATION OF SETTLEMENT AND ORDER

           WHEREAS,  on September 29, 1993, Emerson  Radio  Corp.

("Emerson")   and  five  of  its  subsidiaries  filed   voluntary

petitions  for  relief under Chapter 11, Title 11, United  States

Code  (the  "Bankruptcy  Code") in the United  States  Bankruptcy

Court  for the District of New Jersey (the "New Jersey Bankruptcy

Court")  and,  on  March 31, 1994, a plan of reorganization  (the

"Emerson Plan") was confirmed.

           WHEREAS, Geoffrey P. Jurick ("Jurick") is the Chairman

of  the  Board of Directors of Emerson (the "Emerson Board")  and

the  direct  or indirect owner or controlling person  of  Fidenas

International    Limited,   L.L.C.   ("FIN"),   GSE    Multimedia

Technologies,  Inc.,  formerly known as GSE  Electronic  Systems,

Inc.,  ("GSE")  and Elision International, Inc.  ("Elision"  and,

together with Jurick, FIN and GSE, the "Jurick Group").

           WHEREAS, on October 26, 1993, the Supreme Court of the

Commonwealth  of  the  Bahamas (the "Bahamas  Court")  appointed,

subject  to  its ongoing supervision, Provisional Liquidators  of

Montcour  Bank & Trust Company Limited ("MBT"); and, on July  29,

1994, the Bahamas Court ordered that MBT be wound up.

            WHEREAS,  on  April  14,  1994,  the  Bahamas   Court

appointed,  subject to its ongoing supervision, Wayne  J.  Aranha

(the  "FIL  Liquidator") the Provisional  Liquidator  of  Fidenas

Investment Limited ("FIL"); and, on January 10, 1995, the Bahamas

Court appointed the FIL Liquidator as the Official Liquidator  of

FIL and ordered that FIL be wound up.

           WHEREAS, by complaint, dated July 14, 1994 (as amended

August 3, 1994), Emerson commenced an action against Petra Jacobs

Stelling ("Stelling") and Donald K. Stelling in the United States

District Court for the District of New Jersey, Honorable Nicholas

H.  Politan (the "Court"), entitled Emerson Radio Corp. v. Donald

K.  Stelling and Petra Jacobs Stelling, Civil Action No.  94-3393

(NHP)  (the  "Stelling Proceedings"), seeking declaratory  relief

and   damages;  and  by  motion,  dated  October  31,  1994,  the defendants  therein  moved  to  dismiss  the  action  on  several grounds, including lack of personal jurisdiction over Stelling.

           WHEREAS, Stelling is the direct or indirect  owner  of

MBT, the direct or indirect majority owner of FIL, the direct  or indirect owner of the principal creditors of MBT and FIL, and the direct  or  indirect  owner of Montcour Finance  Limited,  Jenvan

Limited, Cam-Pack Limited, and Montcour Holding Limited (all such persons  and entities, together with Donald K. Stelling  and  any other person or entity directly or indirectly owned or controlled by Stelling, the "Stelling Group").

           WHEREAS, by complaint, dated August 23, 1994, Stelling

commenced  an  action for damages against Jurick in the  district court of Zurich, Switzerland (the "Zurich Civil Proceedings").

           WHEREAS,  the  District Attorney  for  the  Canton  of

Zurich,   Switzerland   (the  "Zurich  District   Attorney")   is

conducting  a criminal investigation regarding alleged violations of law by Jurick, Peter G. Bunger ("Bunger") and Jerome H. Farnum

("Farnum").

          WHEREAS, on September 15, 1994, on motion by Jurick and

others,  the Court ordered the transfer of a proceeding that  had been commenced by the FIL Liquidator pursuant to Section 304 of the

Bankruptcy Code in the Bankruptcy Court for the Southern District

of  New  York, seeking the turnover of certain shares of  Emerson common  stock held in the names of FIN and GSE, to the New Jersey

Bankruptcy  Court  on  the ground, among  others,  that  disputes concerning  ownership  of common stock  issued  pursuant  to  the

Emerson  Plan fell within the retained jurisdiction  of  the  New

Jersey Bankruptcy Court, as provided in the Emerson Plan (see  In re  Emerson Radio Corp., 173 B.R. 490, 495 (D.N.J. 1994),  aff'd,

52 F.3d 50 (3d Cir. 1995)).

           WHEREAS,  on July 14, 1994, the Swiss Federal  Banking

Commission issued a decree appointing a provisional liquidator to liquidate the assets in Switzerland of Fidenas International Bank

Limited ("FIBANK") and Fidenas AG.

           WHEREAS, on October 4, 1994, the Bahamas Court ordered

that FIBANK be wound up compulsorily under the supervision of the

Bahamas  Court; on January 27, 1995, Thomas Hackett (the  "FIBANK

Liquidator" and, together with the FIL Liquidator, the  "Bahamian

Liquidators")  was appointed, subject to the ongoing  supervision of  the  Bahamas  Court, to liquidate FIBANK's  assets;  and,  on

February  1,  1996, the FIBANK Liquidator was recognized  by  the

Swiss authorities as FIBANK's foreign liquidator in the territory of the Swiss Confederation.

           WHEREAS,  the  Bahamian  Liquidators  have  separately

sought   and  obtained  certain  orders  in  the  Bahamas   Court

restricting  the  transfer of certain shares  of  Emerson  common stock  and  other  assets  of Jurick and  related  entities  (the

"Mareva Injunctions").

          WHEREAS, MBT is a member of the creditors' committee of

FIBANK  having  filed  a  proof of claim in  FIBANK's  compulsory liquidation  proceedings in the Bahamas Court on or  about  March

21, 1995.

           WHEREAS, on March 23, 1995, FIL filed a proof of claim

in  FIBANK's  compulsory liquidation proceedings in  the  Bahamas

Court.

           WHEREAS,  on  March  10, 1995, the  FIBANK  Liquidator

commenced a proceeding in this Court under Section 304 of the Bankruptcy

Code,  entitled  In  re  Petition  of  Thomas  Hackett,  Official

Liquidator  of Fidenas International Bank Limited, No. 95-B-2263,

and  a  related civil action, entitled Thomas Hackett v. Geoffrey

P. Jurick, Eric F. Gebaide and Fidenas International Limited, No.

95-1179  (NHP) (together, the "New Jersey Proceedings"),  seeking the  turnover of all FIBANK property owned or controlled  by  the defendants  in that action and, specifically, certain  shares  of

Emerson common stock held in the name of FIN.

          WHEREAS, on March 10, 1995, with the consent of Emerson

and  the parties to the New Jersey Proceedings, the Court  issued an order withdrawing the reference of such proceedings to the New

Jersey Bankruptcy Court.

          WHEREAS, on March 27, 1995, the FIL Liquidator filed in

the  New  Jersey Proceedings a pleading containing a counterclaim against  FIBANK and cross-claims against Jurick and  FIN  seeking the turnover of certain shares of Emerson common stock.

           WHEREAS, on April 18, 1996, the FIL Liquidator filed a

complaint  in this Court entitled Wayne J. Aranha v. Geoffrey  P.

Jurick,   GSE   Multimedia  Technologies   Corporation,   Fidenas

International  Limited, L.L.C., and Elision International,  Inc.,

No.  96-1645  (NHP)  (the  "FIL  Action"),  seeking  damages  and injunctive and declaratory relief with respect to certain  shares of Emerson common stock held in the names of FIN, Elision or GSE.

           WHEREAS, Barclays Bank PLC ("Barclays") is a member of

the  creditors' committee of FIBANK having filed a proof of claim on  or  about  May  9,  1995 in FIBANK's  compulsory  liquidation proceedings in the Bahamas Court.

           WHEREAS, by complaint, dated August 10, 1995, Barclays

commenced  an  action in the Supreme Court of the  State  of  New

York,  New  York  County,  entitled  Barclays  Bank  PLC  v.  GSE

Multimedia  Technologies,  Inc., f/k/a  GSE  Electronic  Systems,

Inc., Index No. 120083/95 (the "New York Proceedings"), seeking a monetary judgment against GSE, and, on November 2, 1995, Barclays obtained  a  default  judgment  against  GSE  in  the  amount  of

US$1,835,423.26  (the  "New  York  Judgment")  (which  was   also

recorded in Delaware).

           WHEREAS,  by complaint, dated September  1,  1995  (as

amended on October 17, 1995) Barclays commenced an action against

Elision and MaxCom Corporation ("MaxCom") in the Commonwealth  of

Massachusetts,   Middlesex  Superior  Court  (the  "Massachusetts

Court"),  entitled  Barclays Bank PLC v.  Elision  International,

Inc.  and  MaxCom  Corporation, No. 95-5132A (the  "Massachusetts

Proceedings"), seeking, inter alia, injunctive relief as well  as monetary judgments against Elision and MaxCom.

           WHEREAS, on September 7, 1995, the Massachusetts Court

issued a preliminary injunction, which has continued in effect to

date,  enjoining  Elision  from  conveying  any  assets  of   the

corporation.

           WHEREAS,  Emerson  is a reporting  company  under  the

Securities  Exchange Act of 1934, as amended, whose common  stock is listed on the American Stock Exchange and which has 40,252,772 shares  of  such  stock issued and outstanding  as  of  the  date hereof.

           WHEREAS,  pursuant to a Stipulation  and  Order  among

Emerson  and the parties to the New Jersey Proceedings so ordered by  the Court on March 10, 1995, FIN deposited with the Clerk  of the  Court  certificates for 15,030,000 shares of Emerson  common stock  that  had been issued in the name of FIN pursuant  to  the

Emerson Plan (together with any shares issued in respect  of,  in substitution or in exchange for any such shares, the "New  Jersey

Shares").

          WHEREAS, the New Jersey Shares remain in the custody of

the Court and 14,122,542 shares of Emerson common stock are being held  in  Zurich,  Switzerland, in connection with  pending  bank regulatory  and  other investigations (together with  any  shares issued in respect of, in substitution or in exchange for any such shares,  the  "Zurich Shares" and, together with the  New  Jersey

Shares, the "Emerson Shares").

           WHEREAS,  the Bahamian Liquidators, Barclays  and  the

Jurick  Group have filed claims with the Zurich Bankruptcy Office concerning  their  rights with respect to the Zurich  Shares  and have requested that the Zurich Shares be delivered to the Court.

           WHEREAS,  Barclays, Stelling, the FIL Liquidator,  the

FIBANK  Liquidator, Jurick, FIN, Elision, GSE  and  Emerson  have agreed  to  enter  into a global settlement upon  the  terms  and conditions  set  forth  herein in order  to  resolve  all  claims described above, and, except as specifically provided herein, all other pending litigation and all potential claims by, between and among  the  parties  described in the  recitals  hereof  and  the parties listed on Exhibit B hereto.

           NOW,  THEREFORE,  IT IS HEREBY STIPULATED,  CONSENTED,

AGREED AND ORDERED, that:

          1.        Payment.

               (a)       The Settlement Amount.  In full satisfaction of

all claims  described  above  (including, without  limitation,  those which  are  the subject of pending litigation) and all  potential claims  by,  between  and  among the  parties  described  in  the recitals  hereof  and  the parties listed on  Exhibit  B  hereto,

except   as   specifically   provided   herein,   Jurick,    FIN,

Centralinvest S.A. ("Centralinvest") and Pentland Finance Limited

("Pentland") shall be jointly and severally liable to the  FIBANK

Liquidator, Stelling and Barclays (together, the "Creditors") for the  payment  of  the  aggregate  sum  of  US$49.5  million  (the

"Settlement  Amount"), in accordance with Exhibit A  hereto.   In

addition,  to  the  extent  set forth in  the  Consent  Judgments described  in  paragraph 9(a) hereof, GSE shall  be  jointly  and severally liable with the foregoing entities to Barclays for  the payment  of US$1,835,423.26.  Subject to the other provisions  of this  Stipulation  and Order, Jurick shall be  paid  the  sum  of

US$3.5 million, in accordance with Exhibit A hereto, solely  from the  proceeds  of  the  sale of the Emerson Shares  (the  "Jurick

Payment" and, together with the Settlement Amount, the "Aggregate

Amount").  The Emerson Shares are comprised of 29,152,542  shares of  Emerson  common stock.  On the Effective Date (as defined  in paragraph 5(b) hereof), all Emerson Shares which are not on  that date  registered  in FIN's name on Emerson's  books  and  records shall  be  transferred to and registered on Emerson's  books  and records  in  FIN's name by the registered owners of such  shares;

provided,  however,  that  all of the 29,152,542  Emerson  Shares shall remain in the custody of the Court or be transferred to the

Settlement  Agent (as defined in paragraph 3(b) hereof)  pursuant to  paragraph 1(b) hereof.  Following receipt by the Court of the

Zurich  Shares, any required transfer and registration of any  of the Emerson Shares into FIN's name on Emerson's books and records and  the  delivery of certificates with respect  to  any  of  the

Emerson Shares to the Settlement Agent or the Court, as the  case may be, the Emerson Shares shall be divided into two pools.

          (b) Pool A Shares. According to calculations performed by Emerson on the date of execution hereof, the first pool shall consist of (i) initially, 15,286,172 Emerson Shares, and (ii) thereafter, shall also include such additional number of Emerson
Shares that the Settlement Agent or the Court shall determine, from time to time, are not to be held in custody by the Court pursuant to paragraph 1(c) hereof (the "Pool A Shares"). All New
Jersey Shares shall be Pool A Shares. Following the appointment of the Settlement Agent, whether by agreement among the Creditors, Jurick and Emerson (collectively, the "Lead Parties") or by the Court, the Pool A Shares shall be delivered to the Settlement Agent, together with stock powers in blank and certificates in denominations requested by the Settlement Agent.
          (c) Pool B Shares. The second pool shall consist solely of the number of Emerson Shares with respect to which Jurick must retain beneficial ownership of voting power in order to avoid an event of default arising out of a Change of Control (as defined in the Indenture referred to in this paragraph 1(c)) under that certain Indenture, dated as of August 17, 1995, between Emerson and Bank One, Columbus, N.A., as Trustee, as in effect on the Effective Date (the "Indenture") and that certain Loan and
Security Agreement, dated March 31, 1994, as amended, among
Emerson, certain of its affiliates and Congress Financial
Corporation as in effect on the Effective Date (the "Senior
Credit Agreement") unless such event of default has been waived in accordance with the terms of the applicable instrument as then in effect (the "Pool B Shares"). The Pool B Shares shall be held in custody by the Court and shall neither be subject to foreclosure under the Pledge Agreement (as defined in paragraph
2(a) hereof) nor available for sale or release from the custody of the Court absent further order of the Court; provided, however that, if at any time it becomes unnecessary (whether as a result of waiver, amendment, modification, payment, redemption or otherwise) for the Court to hold any or all of the Pool B Shares in custody, then such shares will (i) immediately be delivered to the Settlement Agent, together with stock powers in blank and certificates in denominations requested by the Settlement Agent, and (ii) become part of the Pool A Shares. The Settlement Agent shall provide the Lead Parties with at least five (5) Business
Days (as defined below) prior written notice of any such transfer of Pool B Shares to Pool A Shares, which notice shall set forth the calculations with respect to such transfer, and any of the Lead Parties may apply to the Court for appropriate relief in connection therewith. The term "Business Day" shall mean any day
(other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.
               (2)       Security for Payment

          (a) The parties hereto agree that all of the Emerson Shares (including, without limitation, any dividends paid thereon, in cash or in kind, any additional shares by virtue of stock splits or stock distributions and any proceeds of any of the foregoing
(collectively, "Proceeds")) shall secure the payment of the Settlement Amount to the Creditors on a first priority basis and, on a subordinated basis and subject to the other provisions of this Stipulation and Order, shall secure the payment of the Jurick Payment to Jurick. Accordingly, effective on the Effective Date (as defined in paragraph 5(b) hereof), FIN hereby
(x) pledges to the Settlement Agent, as collateral agent for the Creditors and Jurick (in such capacity, the "Collateral Agent"), all of its right, title and interest in and to the Emerson Shares
(including, without limitation, any Proceeds) to secure the payment of the Settlement Amount and the Jurick Payment; and (y) agrees to take all steps necessary to effect the pledge of the Emerson Shares, including, but not limited to, the execution and delivery to the Collateral Agent (with an original counterpart for each Creditor and Emerson), in accordance with paragraph 9 hereof, of a pledge agreement in form and substance consistent with the provisions of this Stipulation and Order and containing such other customary or appropriate provisions not inconsistent with the provisions of this Stipulation and Order as the Creditors may require and as Jurick may require with respect to his subordinated interest (the "Pledge Agreement"). A copy of the Pledge Agreement will be attached hereto as Exhibit C. The
Collateral Agent shall have an enforceable perfected, first priority security interest in and lien upon all of the Emerson
Shares, including, without limitation, the Pool A Shares to be held by the Collateral Agent, the Pool B Shares to be held in custody by the Court and any Proceeds securing (i) the payment of the Settlement Amount for the benefit of the Creditors and (ii) the Jurick Payment. Each of Jurick, Elision and GSE acknowledges and consents to the pledge granted by FIN hereunder and to the terms of the Pledge Agreement.
               (b)       Each member of the Jurick Group, for itself

and on behalf of each of its affiliates (whether present or future),

other  than  Emerson, hereby represents, warrants  and  covenants that,  (i)  as of the Effective Date, FIN will hold  the  Emerson

Shares  free  and  clear  of  all  mortgages,  pledges,  security interests,  liens, encumbrances or charges of any kind whatsoever

(except  for (x) the security interest granted hereunder and  the claims of the Creditors, (y) the restrictions on the exercise  of voting  power  with  respect to such  shares  set  forth  in  the

Indenture  and  the Senior Credit Agreement, and  (z)  all  other similar  restrictions, all of which are set forth on  Schedule  I hereto);  (ii)  FIN  will  not  assign,  pledge,  hypothecate  or transfer, or create any lien upon, the Emerson Shares, other than pursuant  hereto,  and  agrees to take  all  steps  necessary  to prevent the same from occurring; and (iii) it will, from time  to time,  do  such further acts and things and promptly execute  and

deliver    all    such   additional   conveyances,   assignments,

instruments,  agreements  and documents,  and  take  all  further action, that may be necessary or desirable or that the Collateral

Agent  or  the  Creditors may reasonably  request,  in  order  to perfect  and  protect  the  security interest  and  lien  granted pursuant to this Stipulation and Order, the Pledge Agreement  and the  Approval  Order (as hereinafter defined) or  to  enable  the

Collateral Agent or the Creditors to exercise and enforce any  of their  rights  under this Stipulation and Order or the  documents contemplated hereunder with respect to any of the Emerson  Shares

(including, without limitation, any Proceeds).

          (c) For purposes of perfecting the security interest and lien granted hereunder and pursuant to the Pledge Agreement and the Uniform Commercial Code, (i) the Collateral Agent shall acknowledge, upon its retention, that it holds, and will continue to hold, the Pool A Shares as Collateral Agent, (ii) the Office of the Clerk of the Court shall acknowledge that it holds, and will continue to hold, the Pool B Shares as the Collateral
Agent's bailee for such purposes, and (iii) the receipt by the Collateral Agent and the Office of the Clerk of the Court of this Stipulation and Order shall constitute written notification of the security interest in and lien upon the Emerson Shares
(including, without limitation, any Proceeds) granted by FIN hereunder and pursuant to the Pledge Agreement.
          (d) The Emerson Shares shall automatically be released from the security interest and lien granted hereunder and under the Pledge Agreement, without the need for further action, upon (i) the sale of all or any portion thereof to a third party in accordance with the terms of this Stipulation and Order, the Pledge Agreement or a subsequent order of the Court, or (ii) the payment of the Aggregate Amount and the reimbursement of any amounts paid by Emerson in accordance with paragraph 3(g) hereof.

          3.        Advisor and Settlement Agent

              (a)       Appointment/Selection of Advisor.  By no later

than the execution of this Stipulation, Emerson shall submit to the

Creditors  and  Jurick a list of five (5) proposed  institutional financial  advisors, which have no written or oral agreements  or understandings  with Emerson or any member of  the  Jurick  Group concerning  their  proposed retention hereunder  or  the  subject

matter   thereof.   Each  of  the  Lead  Parties  shall  consider

Emerson's nominees and shall use its best efforts to agree, by no later  than  twenty-one  (21) days after the  execution  of  this

Stipulation, with respect to the selection of a financial advisor

(the  "Advisor")  to formulate the Marketing  Plan  described  in

paragraph  3(c)  hereof.   If the Lead  Parties  reach  agreement

within   twenty-one  (21)  days  after  the  execution  of   this

Stipulation,  such  Person (as defined in  the  Indenture),  upon approval  of  the Court, shall be the Advisor, shall perform  the functions set forth herein, and shall consult with and report  to the  Lead  Parties.  If the Lead Parties are unable to  so  agree

within   twenty-one  (21)  days  after  the  execution  of   this

Stipulation, the Lead Parties shall submit to the Court  a  joint list of proposed financial advisors, containing no more than  one nominee  by each Creditor, Jurick, and Emerson, which list  shall be  accompanied  by  full  written  disclosure  of  all  previous retentions of each such nominee by any of the Lead Parties or any agreements  between or among each nominee and any such  party  or the  parties  identified  on Exhibit B  hereto  relating  to  the

Emerson  reorganization,  the  Emerson  Shares  or  any  of   the

proceedings described in the recitals hereto, and the Court will,

after conferring with the Lead Parties, either select the Advisor from  the  joint  list or select a third party to  serve  as  the

Advisor.  Any successor Advisor shall be selected by agreement of the  Lead  Parties or appointed by the Court, in accordance  with the procedures described in this paragraph 3(a).

               (b)       Appointment/Selection of Settlement Agent.

The Lead Parties shall use their best efforts to agree, with the advice of the  Advisor, within fourteen (14) days after the appointment  of the  Advisor, with respect to the appointment of an administrator

(the "Settlement Agent"), which may be a division or affiliate of the  Advisor and which will hold the Pool A Shares and administer the distribution of proceeds of the sale of the Emerson Shares as

provided  herein.   If  the Lead Parties reach  agreement  within

fourteen  (14)  days after the appointment of the  Advisor,  such

Person,  upon  approval  of the Court, shall  be  the  Settlement

Agent,  shall perform the functions set forth herein,  and  shall consult with and report to the Lead Parties.  If the Lead Parties are  unable  to  so  agree within fourteen (14)  days  after  the appointment  of  the Advisor, the Lead Parties  and  the  Advisor

shall   submit   to   the  Court  a  joint   list   of   proposed

administrators,  containing no more  than  one  nominee  by  each

Creditor, Jurick, Emerson, and the Advisor, which list  shall  be accompanied by full written disclosure of all previous retentions of each such nominee by any of the Lead Parties or any agreements between  or among each nominee and any such party or the  parties

identified   on  Exhibit  B  hereto  relating  to   the   Emerson

reorganization,  the  Emerson Shares or any  of  the  proceedings described  in  the  recitals hereto, and the  Court  will,  after conferring  with the Lead Parties and the Advisor, either  select the  Settlement Agent from the joint list or select a third party to serve as the Settlement Agent.  Any successor Settlement Agent shall  be  selected by agreement of the Lead Parties or appointed by  the Court in accordance with the procedures described in this paragraph 3(b).

          (c) The Marketing Plan. The Advisor shall formulate and from time to time amend, as necessary or appropriate, a plan or plans (the "Marketing Plan") for marketing the Emerson Shares designed to meet the goal of generating proceeds sufficient to pay the Aggregate Amount as quickly as possible consistent with the intent, interests and purposes of this Stipulation and Order.
The Advisor shall provide each of the Lead Parties and the Settlement Agent with a written report setting forth the initial Marketing Plan as soon as practicable after its appointment. In formulating the Marketing Plan, the Advisor shall take into account the interests of all of the Lead Parties, including the interests of Emerson's minority shareholders. The Lead Parties shall use their best efforts to resolve any objections to the Marketing Plan within twenty-one (21) days of its delivery. If, within twenty-one (21) days of the delivery of the Marketing
Plan, the Lead Parties agree on the Marketing Plan, upon approval of the Court, the Advisor and the Settlement Agent shall implement the Marketing Plan. If, however, within twenty-one
(21) days of the delivery thereof, the Lead Parties are unable to agree with respect to any aspect of the Marketing Plan, a hearing shall be held before the Court, on notice to all Lead Parties, the Settlement Agent and the Advisor, to consider all objections of any Lead Party thereto. Any amendment to any Marketing Plan shall be approved by the Lead Parties or the Court in accordance with the procedures described in this paragraph 3(c).

           The  Advisor shall, in formulating the  Marketing

Plan,  consider and, not less than semi-annually, report  to  the

Court  and  the Lead Parties with respect to (i) its progress  in making  the payments required pursuant to Exhibit A, (ii) all  of its efforts under this Stipulation and Order, (iii) all available options  for disposing of the Emerson Shares, and (iv)  its  best recommendations with respect to the disposition  of  the  Emerson

Shares so as to generate proceeds to pay the Aggregate Amount  as quickly  as  possible and to accomplish the  other  purposes  set forth  in  this  Stipulation and Order (each report,  a  "Payment

Progress  Report").   The  Advisor shall supplement  the  Payment

Progress  Reports from time to time, as necessary or appropriate,

including, subject to approval of the Court after notice  to  all

Lead  Parties, the Advisor and the Settlement Agent, by  amending the Marketing Plan or creating a new Marketing Plan.

               (d)       Objections After Implementation of Marketing

Plan. Following  the  approval of the Marketing Plan or  any  amendment thereto,  any  Lead  Party  that becomes  dissatisfied  with  the progress of the Advisor in implementing, or the Settlement  Agent in  administering, the Marketing Plan or with the  provisions  of the  Marketing  Plan or with other matters related  thereto  may,

upon  notice to each other Lead Party, the Settlement  Agent  and the Advisor, apply to the Court for appropriate relief (based  on the  totality  of circumstances) with respect to  such  progress,

implementation, administration or other matters related thereto.

          (e) Notice of Proposed Sales. Subject to paragraph 3(h) hereof, the Settlement Agent, in accordance with a Court-approved
Marketing Plan or any Court-approved amendment thereto, may, without further Court approval, (i) sell Emerson Shares pursuant to a registered offering; provided, that the purchase price for each share sold is not less than 90% of the average of the three most recent Closing Prices (as defined in the Indenture), or (ii) sell up to one percent (1%) of the issued and outstanding common stock of Emerson per quarter as otherwise allowed under the Securities Act of 1933 (including pursuant to SEC Rule 144);
provided that the purchase price for each share sold is not less than 90% of the average of the three most recent Closing Prices.

                With  respect  to  all other  proposed  sales  of

Emerson  Shares,  the  Settlement Agent  and  the  Advisor  shall promptly  provide each of the Lead Parties with five (5) Business

Days  prior  written  notice (the "Notice Period")  of  any  such proposed  sale and the proposed terms thereof.  If  there  is  no objection  to  the proposed sale prior to the expiration  of  the

Notice  Period, the Settlement Agent may proceed with such  sale.

If  any Lead Party objects to the proposed sale, such Lead  Party shall, upon notice to each other Lead Party, the Advisor and  the

Settlement  Agent,  request that the Court conduct  an  expedited hearing prior to the closing of such sale and, in that event,  no sale  may close prior to the hearing and the disposition  of  the matter by the Court.

               (f)       Distribution of Sale Proceeds.  Upon receipt,

the Settlement  Agent shall place the proceeds of all  sales  of  the

Emerson  Shares,  net  of the reasonable and  customary  expenses incurred  in connection with such sales and the reimbursement  of any  amounts payable to Emerson under paragraph 3(g) hereof ("Net

Proceeds"), in an interest bearing account and shall, on at least a  monthly basis (and, in the event that a sale of Emerson Shares generates  Net  Proceeds in excess of US$1 million,  as  soon  as practicable  following receipt thereof by the Settlement  Agent),

account  for  all  proceeds received from sales  of  the  Emerson

Shares  and  distribute the Net Proceeds of all such  sales,  pro rata  to  the  Creditors  and  Jurick,  in  accordance  with  the applicable percentages set forth on Exhibit A hereto and  subject to  the other provisions of this Stipulation and Order, including but  not limited to paragraph 11 hereof, provided, however, that,

in accordance with Exhibit A hereto, (i) neither any Creditor nor

Jurick shall be paid any portion of any payment subsequent to the

First  Payment  (as used in Exhibit A hereto), unless  and  until each Creditor and Jurick have been paid their respective portions of  the  First  Payment in full; (ii) neither  any  Creditor  nor

Jurick shall be paid any portion of any payment subsequent to the

Second  Payment (as used in Exhibit A hereto), unless  and  until each Creditor and Jurick have been paid their respective portions of  the  Second Payment in full; (iii) neither any  Creditor  nor

Jurick shall be paid any portion of any payment subsequent to the

Third  Payment  (as used in Exhibit A hereto), unless  and  until each Creditor and Jurick have been paid their respective portions of the Third Payment in full; and (iv) Barclays shall not be paid any  portion of the Final Payment (as used in Exhibit A  hereto),

unless  and  until each Creditor and Jurick have been paid  their respective portions of the Balance (as used in Exhibit A  hereto)

in full.

               (g)       Fees and Expenses.

                    (i)    All reasonable fees and expenses of the

Settlement Agent (including reasonable fees and expenses incurred in its capacity as  the  Collateral Agent) and the Advisor (including reasonable attorneys' fees) incurred in connection with the retention of the Settlement Agent and the Advisor and the formulation of  the

Marketing  Plan and any amendment(s) thereto shall be funded  and advanced  as  necessary  by Emerson up to  a  maximum  amount  of

$250,000.  Emerson shall be reimbursed for such amounts from  the proceeds,  if  any,  of the first sale(s) of the  Emerson  Shares prior to the payment of any portion of the Aggregate Amount.

          (ii) In addition, from time to time, following the full reimbursement to Emerson of its initial expense payments made pursuant to paragraph 3(g)(i) hereof, Emerson shall pay, on a revolving basis, additional expenses incurred by the Settlement
Agent (including reasonable fees and expenses incurred in its capacity as the Collateral Agent) or the Advisor in connection with the implementation of the Marketing Plan and any amendment(s) thereto, which expenses shall in no event exceed, at any one time outstanding, $75,000. Emerson shall be reimbursed for such amounts from the proceeds, if any, of the first sale(s) of Emerson Shares following the advance of any portion of the $75,000 (after payment of the reasonable and customary expenses incurred in connection with such sales).
          (iii) To the extent not reimbursable pursuant to, and following payment of all outstanding amounts required to be reimbursed under, paragraph 3(g)(ii) hereof, customary and reasonable fees and expenses incurred by Emerson in connection with any registration of the Emerson Shares shall be reimbursed from the first proceeds of the sale(s) of such shares (after payment of the reasonable and customary expenses incurred in connection with such sales).

                     (h)  Special Committee.  In the event of  an

offer to purchase Emerson Shares that would result in a Change of

Control  of Emerson, the offeror shall be required to  meet  with

Emerson  directors  Brown,  Steele and  Eugene  Davis,  or  their successors (the "Special Committee") and provide such information as  the  Special  Committee may reasonably request  in  order  to

evaluate  the  offer.   Within  ten  days  of  such  meeting  and

disclosure,  the  Special Committee shall  determine  whether  to approve  such  offer in the exercise of the directors'  fiduciary duties  under  applicable Delaware law.  In the  event  that  the

Special  Committee  shall  not approve  such  offer  within  such period,  then  any  Lead Party other than  Emerson  may  initiate litigation pursuant to paragraph 8(a)(ii)(F) hereof.

          4.        Voting

                      FIN,   or   the   member  of   the   Jurick

Group  that  beneficially owns or controls the voting power  with respect  to  the Emerson Shares, shall retain the right  to  vote with  respect to all of the Emerson Shares remaining either  with the  Settlement  Agent or in the custody of the Court  but  shall provide  each  of the Creditors with at least ten  (10)  Business

Days  prior written notice of (i) the date and time of any  vote;

(ii)  each  issue with respect to which a vote is  required;  and

(iii) the manner in which any of the Emerson Shares will be voted with respect to each such issue.  Each Creditor shall be free  to apply to the Court for an expedited hearing to compel FIN or  the applicable member(s) of the Jurick Group to vote such  shares  in accordance  with the Court's direction. In the event that  Jurick is  directed  by  the Court to vote against any proposal  of  the

Emerson Board, the Emerson Board may withdraw and not solicit any vote of its shareholders with respect to such proposal.  Upon the sale  of  any Emerson Shares to a third party in accordance  with

this   Stipulation  and  Order,  the  voting  rights   shall   be

transferred  to  the  purchaser  of  such  shares  without   such

restriction.

                In  the  event that the Emerson Board decides  to

recommend to its shareholders that any actions be approved by the

shareholders,  Emerson  shall  promptly  provide  each   of   the

Creditors  with a courtesy copy of the notice to be  provided  to its  shareholders with respect to any such proposed action.  Upon receipt  of such notice, each Creditor shall be free to apply  to the  Court for appropriate relief (based on the totality  of  the circumstances)  and the Court shall hear and determine  any  such application within three (3) Business Days of the filing thereof.

This  provision shall not affect, in any way, the Emerson Board's ability to manage the business and affairs of Emerson pursuant to the business judgment rule.

          5.        Conditions to Effectiveness

               (a)       It is a condition to the effectiveness of this

Stipulation and Order that:

           (i) the Zurich Shares shall have been received by the Court;
          (ii) after notice and a hearing, the Court shall have so ordered this Stipulation and Order and shall have entered an order, substantially in the form to be attached hereto as Exhibit D (the
"Approval Order");
          (iii) the Bahamas Court shall have entered an order or orders confirming, and authorizing the delivery of, this Stipulation by the Bahamian Liquidators and all documents delivered hereunder (the "Bahamas Orders") and dissolving the Mareva Injunctions;
          (iv) all of the documents listed in paragraphs 9 and 10 hereof shall have been deposited with the Court and the other actions described in paragraphs 9 and 10 shall have been taken; and
          (v) (A) the representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct as of the date hereof, (B) each party hereto shall have received from each other party hereto, a certificate dated as of the Effective Date (as defined in paragraph 5(b) hereof) certifying that such representations and warranties are true and correct as of the Effective Date, and (C) each Creditor shall have received from Jurick a certificate dated as of the Effective
Date certifying that the initial Sworn Statement provided in accordance with paragraph 12 hereof is true and correct as of the Effective Date or setting forth any amendments thereto, provided however, that the Creditors may waive the foregoing requirements of this subparagraph (a)(v) with respect to Jurick or Emerson.
               (b)       The Bahamas Orders shall be filed with the

Court (or its  designee)  by  the parties which obtained  such  orders,

on notice to all other parties hereto, within five (5) Business Days after  they are entered by the Bahamas Court.  The Court (or  its designee)  will notify each party hereto when the  conditions  to effectiveness  set forth in paragraphs 5(a)(i), (ii),  (iii)  and

(iv)  hereof have been satisfied and, within three Business  Days of  receipt  of such notification, each party shall provide  each other  party with the certificates described in paragraph 5(a)(v)

hereof.   The term "Effective Date" shall mean the date on  which

each  of  the conditions set forth in paragraph 5(a)  hereof  has been  satisfied and each of the parties hereto has  received  the notice from the Court referred to in this paragraph 5(b) and  the certificates referred to in paragraph 5(a)(v) hereof.

          (c) Notwithstanding anything to the contrary contained in this Stipulation and Order, if by December 31, 1996 (x) the
Effective Date shall not have occurred, or (y) all of the Zurich
Shares have not been delivered to the Court, then any Lead Party may apply to the Court, on notice to each other Lead Party, for an order declaring that this Stipulation and Order is withdrawn or granting other appropriate relief, based on the totality of the circumstances, including permission to pursue some or all available methods to cause the delivery of the Zurich Shares to the Court or to otherwise satisfy the conditions to the effectiveness of this Stipulation and Order.
          6.        Representations and Warranties

               (a)       All Parties.  Each party hereto represents

and warrants to each other party hereto that:

                    (i)       Due Authority. Such party has all the

requisite authority and capacity to enter into this Stipulation and the documents delivered hereunder and all corporate  authorizations and  approvals  necessary  or required (other  than  the  Bahamas

Orders  and  the  Approval Order) have been duly and  effectively obtained; and

          (ii) Binding Obligation. This Stipulation and Order constitutes a legal, valid and binding obligation of such party, enforceable against such party and his, her or its estate, heirs, successors and assigns in accordance with its terms.
               (b)       Emerson Representations and Warranties.  Emerson

represents and warrants to each other party hereto that:

          (i)       Indenture and Senior Credit Agreement.

It has provided the Creditors with a single copy of each of the (and there are no other) amendments or modifications to the Indenture and the

Senior Credit Agreement; and

          (ii) Encumbrances on Emerson Shares. To its knowledge, after reasonable inquiry, except for (v) the security interest granted hereunder and the claims of the Creditors, (w) the Mareva
Injunctions, (x) the current restrictions on the transfer of the Emerson Shares resulting from the pending Swiss bank regulatory proceeding (or other investigation by the Zurich District
Attorney), (y) the restrictions on the exercise of voting power with respect to such shares set forth in the Indenture and the Senior Credit Agreement, and (z) all other similar restrictions, all of which are set forth on Schedule I hereto, there exists no mortgage, pledge, security interest, lien, encumbrance or charge of any kind whatsoever on or affecting the Emerson Shares.

               (c)       Creditors Representations and Warranties.

Each of the Creditors represents and warrants to each other party hereto that, except as referred to herein, it has not commenced any action or proceeding and has not filed any complaint against  any member of the Jurick Group or Emerson.

          7.        Affirmative Covenants

               (a)       All Parties.  Each party hereto covenants and

agrees with each other party hereto that, from and after the date hereof to  and including the date on which the Aggregate Amount has been paid in full:

                    (i)       Further Assurances.  It will take all steps

reasonably necessary to effectuate the purposes of this Stipulation and

Order,  including  the  execution of all  documents  contemplated

hereunder  and  any  other  documents  reasonably  necessary   to

effectuate the purposes of this Stipulation and Order.

          (ii) Assets and Releases. It will use its best efforts to obtain Releases from other interested parties in accordance with paragraph 9(c) hereof and to locate the assets listed in paragraph 9(d) hereof, provided, however, that this provision shall not apply to Emerson.
               (b)       Emerson Covenants.  Emerson covenants and

agrees with each other party hereto that, from and after the date hereof to and including the date on which the Aggregate Amount has been

paid in full, unless the Creditors unanimously  agree   and

otherwise consent in writing:

                    (i)   Meetings With Court.  The President of Emerson

(or, in the event that no one is acting as President of Emerson, then any

Chief Operating Officer of Emerson) will (A) meet in person  with the  Court  at  least  once each month, subject  to  the  Court's availability,  and  provide  the  Court  with  an  update  as  to

Emerson's  business  and operations; (B) provide  the  Court,  at least  five (5) Business Days in advance (or such shorter  period as may be practicable and which shall be acceptable to the Court)

with the agenda for each meeting (whether to be held in person or telephonically)  of  the Emerson Board or any  committee  thereof

(each  a  "Committee");  (C) provide the  Court  with  telephonic notice  of any modifications to any such agenda; (D) provide  the

Court  with copies of the minutes of all meetings of the  Emerson

Board  and its Committees and such other information as the Court may  require;  and  (E)  keep the Court  fully  apprised  of  the discussions,  deliberations and actions or other  proceedings  at any  meeting of the Emerson Board or any Committee not previously reported to the Court.  The Court may, in its discretion,  direct an  appropriate  person promptly to notify the Creditors  of  any actions (including the actions described in paragraph 7(b)(viii))

to  be  taken by the Emerson Board or any Committee or may itself notify  the Creditors of any such proposed actions.  Upon receipt of such notice, each Creditor shall be free to apply to the Court for an  order  prohibiting any such action, and the Court shall  hear and determine any such application within three (3) Business Days of  the  filing thereof.  In determining whether or not to  grant such  an  application, the Court shall: (I)  apply  the  business judgment  rule; (II) make it clear that Emerson is not  operating under  Court  supervision; (III) permit Emerson  to  operate  its business  in  the  ordinary course; and  (IV)  determine  whether

Emerson's proposed action will have any adverse impact  upon  the

ability   to  achieve  the  objectives  and  purposes   of   this

Stipulation  and  Order.   The Court will  not  issue  any  order

prohibiting  any  proposed action by the  Emerson  Board  or  any

Committee  unless it determines that such action would materially interfere  with  the objectives and purposes of this  Stipulation and Order.

                    (ii)      Jurick Compensation.  Jurick's total

compensation from Emerson and all of its Subsidiaries and affiliates

(including salary, bonuses, employee benefits (other than insurance policies or  benefits  generally provided to Emerson's senior  management)

and  any  other  compensation in any form whatsoever)  shall  not exceed  the sum of $750,000 until the Settlement Amount has  been paid  in full; and, until the Settlement Amount has been paid  in full,  Jurick will not receive any stock options, warrants, stock appreciation  rights  or  other  similar  non-cash  compensation.

Jurick shall continue to receive reasonable housing while located in  the  Far  East and reimbursement of reasonable and  necessary expenses in connection with the conduct of Emerson's business  or that of its Subsidiaries or affiliates.

          (iii) Registration. The Advisor, in the Marketing Plan or any Court-approved amendment thereto, shall determine if, when and how many Pool A Shares shall be registered in accordance with the Securities Act (as defined in the Indenture) and any applicable "Blue Sky" laws and shall provide notice thereof to each Lead Party. Emerson shall use its best efforts to register the offer and sale of such Pool A Shares as set forth in the Marketing Plan or any Court-approved amendment thereto. Any such registration shall be subject to the provisions of a registration rights agreement to be attached hereto as Exhibit E (the
"Registration Rights Agreement").
          (iv)     Compliance with Indenture.  Emerson shall

comply with Sections 1005, 1006, 1011, 1012 and 1029 of the

Indenture.   For  purposes  of this Stipulation  and  Order  with

respect to Section 1012 of the Indenture, the term "Affiliate," as defined  in  the Indenture, shall include, in addition,  (x)  any entity  directly or indirectly controlled by any  member  of  the

Jurick  Group;  (y)  any  entity  which  is  owned  directly   or

indirectly in whole or in part by any member of the Jurick Group,

other  than  an  entity  that is traded  on  the  American  Stock

Exchange,  the  New  York Stock Exchange or the  NASDAQ  National

Market  System; or (z) any entity that is traded on the  American

Stock  Exchange,  the  New  York Stock  Exchange  or  the  NASDAQ

National  Market System, more than 5% of which is owned, directly or indirectly, by any member of the Jurick Group.

                    (v)   SEC Rule 144 Information.  Emerson shall

use its best efforts  to  make available adequate "current public information" to  the  extent required by SEC Rule 144 (or any successor rule), in  order  to  enable the Settlement Agent to  sell  the  Emerson

Shares  in  compliance with such rule and, in any event,  to  the extent  such  information  is  made  available,  will  deliver  a courtesy  copy  of all such "current public information"  to  the

Creditors, the Settlement Agent, the Advisor and the Court.

          (vi) Financial Reports, Notices, etc. Emerson shall furnish each Creditor and the Advisor with courtesy copies of all documents, information, materials and other notices required to be distributed pursuant to Sections 1025 and 1027 of the Indenture (within the relevant time frames) to the extent not duplicative of other information or materials required to be provided hereunder.
          (vii) Access to Books and Records. Emerson shall, at the Advisor's request, provide the Advisor and its representatives and such other Persons as the Advisor reasonably deems appropriate in connection with the Marketing Plan or any Court-approved amendment thereto (subject to appropriate confidentiality agreements) access to all of its books and records and to any of its properties or assets upon reasonable notice and during regular business hours, at reasonable intervals.
          (viii) Reporting to the Court. The President of Emerson (or, in the event that no one is acting as President of Emerson, then any Chief Operating Officer of Emerson) shall give the Court prior notice of Emerson's intention (or that of any Subsidiary) to take any of the following actions:
                         (1)       implementation of any further

restrictions on the transfer  of  the securities of Emerson beyond those existing on the  date  hereof, as set forth on Schedule I hereto,

including, but not limited to, restrictions permitted by Sections 202 or

203 of the Delaware General Corporation Law, or the grant of any provision in any employment, consulting or other similar contract or  the adoption of any policy pursuant to which an officer,  director,

employee, agent or independent contractor will become entitled to receive compensation as a result of a change in the ownership  or control of Emerson or any Subsidiary, a merger of Emerson or  any

Subsidiary, or a sale of Emerson's or any Subsidiary's assets,  a recapitalization of Emerson or any Subsidiary or other similar or dissimilar corporate combination or transaction of Emerson or any

Subsidiary  (regardless  of  whether  the  employment  or   other

relationship between Emerson or its Subsidiary and such  officer,

director,  employee,  agent  or independent  contractor  must  be terminated as a condition to the receipt of such compensation) or any  other  arrangement  customarily referred  to  as  a  "golden parachute";

          (2) the grant of any rights or options to subscribe for or to purchase any shares of Emerson's capital stock or securities convertible into or exchangeable for any shares of Emerson's capital stock or other securities;
          (3) any assignment, pledge, hypothecation or creation of any lien upon, the Emerson Shares;
          (4)   any recapitalization or reorganization;
          (5) any amendment of its Certificate of Incorporation or its By-Laws or any change to its State of Incorporation;
          (6) any merger or consolidation with any other entities (whether for cash, securities or other property); and
          (7)   any dissolution, liquidation or winding up, whether

voluntarily or involuntarily.

                    (ix)   Emerson Further Assurances.  Emerson shall,

from time to time,  do  such further acts and things and promptly execute and deliver all such additional instruments, agreements and documents and  take  all further action, that may be necessary or desirable or  that  the  Collateral Agent or the Creditors  may  reasonably request in order to perfect and protect the security interest  in and  lien  upon the Emerson Shares granted hereunder and pursuant to the Pledge Agreement.

          8.        Negative Covenants

               (a)       All Parties.  Each party hereto covenants and

agrees with each other party hereto that, from and after the date hereof to  and including the date on which the Aggregate Amount has been paid in full:

                    (i)       Non-Interference.  It will not take any

action that would prevent, preclude or materially interfere with the consummation  of  the  transactions contemplated  by  this  Stip-

ulation  and Order or the performance by any other party  of  its obligations under this Stipulation and Order.

          (ii) No Further Litigation. It (and in addition, in the case of Stelling, each other member of the Stelling Group and, in the case of Jurick, each other member of the Jurick Group) will not, directly or indirectly, commence, continue, request or finance or in any way participate in (except, on notice to the Court, such participation as may be required pursuant to legal process with notice, unless legally prohibited, to the Lead Parties) any civil, criminal or administrative proceedings (x) against any other party or any member of the Stelling Group or any member of the Jurick Group, or (y) with respect to any dispute or transaction arising out of or relating to this Stipulation and Order, the Approval Order, the Emerson Shares, any Marketing Plan or any amendment thereto or other action or advice of the Advisor, other than (A) by application to the Court as provided for in this Stipulation and Order to enforce or to facilitate the transactions contemplated hereby or to avail itself of rights provided for under this Stipulation and Order, the terms hereof or any documents delivered hereunder or the Approval Order or with respect to the Emerson Shares or with respect to any provisions of the Marketing Plan or any amendment thereto or any other action or advice by the Advisor; (B) in connection with enforcement in any jurisdiction of any Consent Judgment or the Swiss Judgment (as each is hereinafter defined); (C) in connection with pursuit by Barclays, FIL and MBT of their claims filed in FIBANK's compulsory liquidation proceedings in the Bahamas Court in accordance with paragraph 13 hereof; (D) the Malpractice Action (as defined in paragraph 15 hereof); (E) actions reasonably required for the continuance of the Zurich
Civil Proceedings pending entry of the Swiss Judgment; and (F) litigation by any Lead Party, other than Emerson, to review, under applicable Delaware Law, any actions of the Special
Committee in connection with an offer described in paragraph 3(h) hereof. This covenant and agreement (other than clause (F)) shall survive the termination of this Stipulation and Order.
               (b)       Jurick Options.  Jurick covenants and agrees

with each other party hereto that, from and after the date hereof to and including the date on which the Aggregate Amount has been paid in full,  unless  the  Creditors  unanimously  agree  and  otherwise consent  in  writing, (i) Jurick will not exercise  any  options,

warrants  or  conversion rights which he now  owns,  directly  or indirectly, to purchase any capital stock or any other securities of  Emerson  or any of its Subsidiaries or affiliates,  provided,

however, that Jurick may retain and, upon prior written notice to the Advisor, may exercise his existing vested options to purchase

200,000  shares  of  Emerson  common  stock  unless  the  Advisor determines that such exercise will have a material adverse effect upon  the  Marketing Plan; (ii) Jurick will cancel  or  otherwise terminate  all other such options, warrants or conversion  rights as  the  Advisor may reasonably determine could have  a  material adverse  effect  upon  the value of the  Emerson  Shares  or  the implementation  of  any  Marketing Plan (and  the  Advisor  shall provide written notice of such determination to each of the  Lead

Parties and any Lead Party may apply to the Court for appropriate relief  with respect to the Advisor's determinations); and  (iii)

if  the  Advisor does not require the cancellation or termination of such other options, warrants or conversion rights, Jurick will hold  and not exercise such other options, warrants or conversion rights until the Settlement Amount has been paid in full.

          9.   Documents to Be Executed and Deposited With the
Court And Other Actions to Be Taken Following Execution of This
Stipulation and Order

           Within    ten    (10)    days    of    the

execution    of    this    Stipulation,    or    as    soon    as

practicable    thereafter,   each   of    the    Lead    Parties,

Donald     K.     Stelling,    Bunger    and     the     Official

Liquidators   of   FIL   and   MBT  will   take   the   following

actions    and    execute   and/or   obtain,   as    appropriate,

the    following   documents   and   deposit   them   with    the

Court   (or   its   designee),   on   notice   to   all   parties

to    this   Stipulation   and   Order,   for   disposition    in

accordance with paragraph 11 hereof:

               (a)       Consent Judgments.  Stipulations, Orders

and Judgments against   Jurick,   FIN,   GSE,   Centralinvest

and Pentland, substantially in the form to be annexed hereto as Exhibit

F (hereinafter the "Consent Judgments") shall be deposited with the

Court  (or  its  designee); provided, however, that  the  Consent

Judgment  against  GSE  in  favor of Barclays  shall  be  in  the aggregate amount of US$1,835,423.26.

          (b) Swiss Judgment. Swiss counsel for Stelling and Swiss counsel for Jurick will execute on or before July 10, 1996 a settlement agreement providing that upon the Effective Date the parties shall apply for the entry of a judgment for US$21 million against Jurick in the Zurich Civil Proceedings (the "Swiss
Judgment"), provided that (i) pursuant to agreement between such counsel the Swiss Judgment shall be duplicative, for all purposes, of the Consent Judgment in favor of Stelling in this action and such amount shall be subject to offset in respect of payments to Stelling under this Stipulation and Order, and (ii)
Stelling shall take no action to enforce such judgment pending termination of this Stipulation and Order.
          (c) Releases. Five duplicate originals of each of the appropriate releases, in substantially the form annexed hereto as Exhibits G (the "Limited Releases") and H (the ("General
Releases" and, together with the Limited Releases, the "Releases") shall be deposited with the Court (or its designee).
Each party hereto shall also use its best efforts to secure the execution of the Releases required to be executed by Persons not parties to this Stipulation and to obtain and deposit five duplicate originals of such Releases with the Court. A list of the parties hereto primarily responsible for obtaining the Releases is annexed hereto as Exhibit B. No Person will be given a Release by any party hereto who does not provide a reciprocal
Release in favor of such party.  With respect to Gulf-American
Finance Limited ("Gulf-American"), each of the Stelling Group,
Jurick and the FIBANK Liquidator shall use its or their reasonable efforts to execute such documents and take such other actions to achieve the termination of the liquidation of Gulf-
American or to take such action to permit the delivery of Releases consistent with this subparagraph.
          (d) Other Assets. The assets listed below, to the extent that they may be located through the parties' best efforts, accompanied by executed stock powers or quitclaim deed each in a form to be attached hereto (containing no representations or warranties other than a representation that the depositing party has not assigned, pledged, hypothecated, transferred, encumbered or granted any security interest or lien with respect thereto) shall be deposited with the Court (or its designee); provided, however, that with respect to any listed asset held by a liquidator on behalf of a bankrupt estate, the asset need not be deposited with the Court until such time as the liquidator has completed any necessary accounting and determined that the estate, rather than any creditor of (or other party claiming against) the estate, has title to the asset. Jurick undertakes to use his best efforts to provide assistance reasonably necessary to permit a liquidator to obtain from the issuers of any of the listed assets new stock certificates in names and denominations necessary and appropriate to accomplish the purposes hereof. So long as the following assets are deposited with the Court, the depositing party or Jurick, as the case may be, will retain any power to vote with respect to such assets which it has on the date hereof, but the depositing parties will, at Jurick's request, consult with him before voting the shares.
                   (i)       All common
           and preferred shares of GSE (or its
           predecessor entity).

                   (ii)      All common
           shares and warrants of Elision.

                   (iii)     All common
           shares of MaxCom.

                   (iv)      All common
           shares   and  warrants   of   Draco
           Corporation.

                   (v)       All common
           shares     and     warrants      of
           International  Sensor  Technologies
           Inc.

                   (vi)      All common
           shares    of    Ficap   Investments
           Limited.

                   (vii)     All common
           shares of Rainbow Fund Inc.

                   (viii)    All common
           shares    of    Crandall    Finance
           Corporation     (formerly     Calix
           Corporation).

                   (ix)      All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations  and  indebtedness  of,
           Thalos Treuhand AG.

                   (x)       All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations  and  indebtedness  of,
           Marnlac Limited.

                   (xi)      All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations  and  indebtedness  of,
           Elision International Limited.

                   (xii)     All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations  and  indebtedness  of,
           MaxCom.

                   (xiii)    All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations  and  indebtedness  of,
           Gulf-American.

                   (xiv)     All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations  and  indebtedness  of,
           Mercedes Limited.

                   (xv)      All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations  and  indebtedness  of,
           Rainbow Fund Inc.

                   (xvi)     All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations and indebtedness of, ST
           Sensor Technik AG.

                   (xvii)    All rights
           of   FIBANK  arising  under  or  in
           respect    of   loans    to,    and
           obligations  and  indebtedness  of,
           Cubix AG.

               (a)       Pledge Agreement.  Six duplicate originals of the

Pledge  Agreement  shall  be deposited with  the  Court  (or  its designee).

               (b)       District Attorney Letter.  An original, executed

letter to  the Zurich District Attorney, in the form attached hereto  as

Exhibit  I  (the "District Attorney Letter") shall  be  deposited with  the Court (or its designee).  The District Attorney  Letter will  be  forwarded by the Court (or its designee) only upon  the

Effective Date pursuant to paragraph 10(j) hereof).

               (c)    Acknowledgement.  Four duplicate originals of the

acknowledgement executed by the Official Liquidators  of  MBT  in the  form  attached  as Exhibit J hereto (the  "Acknowledgement")

shall be deposited with the Court (or its designee).

               (d)        GSE Preferred Shares.  The GSE preferred shares

issued to  FIL  in connection with Emerson Plan shall be deposited  with the Court (or its designee).

               (e)       FIL Shares.  All shares of FIL in the custody or

control of Jurick (20%) and the FIBANK Liquidator (20%), together with executed stock powers and other documents acceptable in form to  counsel  for Stelling (the "FIL Shares") shall  be  deposited with the Court (or its designee).

               (f)       Approval Order.  The Lead Parties shall use their

best efforts  to agree upon the terms of the Approval Order.   In  the

event  that  the Lead Parties are unable to so agree,  the  Court shall  resolve all disputes concerning the Approval Order at  the hearing  with  respect to the application for an order  approving this Stipulation and Order.

               (g)       Board Resolutions.  Each of GSE, Elision and FIN

shall deposit with the Court (or its designee) corporate resolutions of each  of their respective boards of directors, certified by their respective corporate secretaries, duly authorizing such entity to enter into and perform all of its obligations thereunder.

               (h)       Registration Rights Agreement.  The form of the

Registration Rights Agreement shall be deposited with  the  Court

(or its designee).

                   In    the    event    that    the    Effective

Date  does  not occur and this Stipulation and Order is withdrawn in  accordance  with paragraph 5(c) hereof,  each  of  the  items listed  in  this paragraph 9 shall be returned to the  depositing party.

          2.        Actions to Be Taken on or After the Effective Date

               (a)       The FIBANK Liquidator and Jurick shall file an

executed Stipulation and Order, to be so ordered by the Court,  dismissing

Eric F. Gebaide from the New Jersey Proceedings.

               (b)       The FIBANK Liquidator shall deposit with the Court a

Stipulation and Order dismissing the New Jersey Proceedings  with prejudice and without costs (the "Dismissal Order").

               (c)       FIL shall file an executed Stipulation, to be so

ordered  by  the Court, dismissing the FIL Action with  prejudice and without costs.

               (d)       Emerson shall file an executed Stipulation, to be so

ordered  by  the Court, dismissing the Stelling Proceedings  with prejudice and without costs.

               (e)       Barclays shall file an executed Stipulation, to be

so ordered  by the Massachusetts Court, dismissing the Massachusetts

Proceedings  with  prejudice and without costs and  vacating  the preliminary injunction issued therein.

               (f)       Barclays shall deliver to Jurick executed

satisfactions of the New York Judgment.

               (g)       FIL shall file an executed Stipulation and Order

dismissing the civil suit against Jurick commenced by FIL in  the

Bahamas with prejudice and without costs.

               (h)       The FIL Shares shall be delivered to Stelling, and

Bunger  shall have performed his obligation to deliver his shares of  FIL  to  Stelling as provided in the agreement between  Swiss counsel for Stelling and Swiss counsel for Bunger, dated June 10,

1996,  to be filed in the Swiss litigation pending between Bunger and Stelling.

               (i)    In the event that Jurick or Farnum receive from the

law enforcement authorities in Zurich, Switzerland the return of  any of  the  funds  previously  deposited by  FIBANK  to  secure  the appearance  of  Jurick and Farnum, such funds shall  be  returned immediately to FIBANK.

               (j)       The original District Attorney Letter shall be

forwarded to the Zurich District Attorney.

               (k)       All Emerson Shares which are not on that date

registered in FIN's name on Emerson's books and records shall  be transferred  and  registered on Emerson's books  and  records  in

FIN's  name by the registered owners of such shares in accordance with  paragraph 1(a) hereof and delivered to the Settlement Agent or the Court, as the case may be.

               (l)       The GSE preferred shares issued to FIL in connection

with the Emerson Plan shall be cancelled.

               (m)       The parties thereto shall execute the Pledge

Agreement and  an original shall be forwarded to each of the Creditors  and the parties thereto.

               (n) One original Acknowledgment shall be forwarded to each of the Creditors and Jurick.

               (o)       One original of each Limited Release deposited with

the Court  pursuant  to paragraph 9(c) hereof shall be  forwarded  to each Lead Party.

               (p)       The parties thereto shall execute the Registration

Rights  Agreement and one original shall be forwarded to each  of the Lead Parties, FIL, FIN, the Advisor and the Settlement Agent.

               (q)       Emerson shall pay or cause to be paid the sum of

US$100,000 to Donald K. Stelling.

                  On   or   after   the   Effective   Date,    if

required  by  Jurick or Emerson, U.S. counsel for Stelling  shall send  a  letter to the Division of Enforcement of the  Securities and  Exchange Commission indicating that Stelling no  longer  has any  interest in pursuing the allegations set forth in the report delivered to the Division of Enforcement by Stelling on June  21,

1995.   Such  letter shall be satisfactory to each  of  the  Lead

Parties.

          3. Termination Upon Payment In Full or Upon Order of the Court After the Effective Date

               (a)       Termination Upon Payment of Aggregate Amount.

Upon the payment in full of the Aggregate Amount and reimbursement  of amounts  paid pursuant to paragraph 3(g) hereof, the Lead Parties shall jointly request that the Court (or its designee) dispose of the  documents remaining in its custody or in the custody of  the

Collateral Agent in the following manner:

                     (i)  Consent  Judgments, Swiss Judgment  and

Dismissal  Order.  The Court (or its designee) shall deliver  the original Consent Judgments to Jurick and shall at that time enter the  Dismissal Order.  The status of the Swiss Judgment shall  be resolved  as  provided for in the agreement to  be  entered  into pursuant to paragraph 9(b).

                     (ii)  Releases.  One original  of  each  and

every General Release shall be delivered to each Lead Party.

                     (iii)  Other Assets.  All assets referred to

in  paragraph  9(d) above shall be delivered  to  Jurick  or  his designee.

                     (iv)  Emerson Shares.  Any remaining Emerson

Shares,  together with any remaining proceeds of  Emerson  Shares shall  be  delivered to FIN by the Collateral  Agent  and/or  the

Office  of  the Clerk of the Court, as the case may be,  and  the security  interest in and lien upon such shares granted  pursuant to  paragraph 2 hereof and the Pledge Agreement shall  be  deemed released.

               (a)       Termination Upon Order of the Court.  In the

event (i) of a bankruptcy, insolvency or similar proceeding as specified in Sections 501(8) and 501(9) of the Indenture, (ii) of a default under the Indenture, the Senior Credit Agreement or other similar material financing  agreement  or any refinancing or replacement  thereof,

which  has  not  been  cured or waived, (iii)  that  there  is  a delisting of the Emerson Shares from the American Stock Exchange,

unless  the  Emerson  Shares are listed on  the  New  York  Stock

Exchange  or the NASDAQ National Market System within  seven  (7)

days  of  such  delisting, (iv) of a material  breach  hereof  by

Jurick  or  Emerson, or (v) that there is no reasonable  prospect that the goals contemplated by this Stipulation and Order can  be achieved, then any Creditor may apply to the Court, on notice  to all  other  Lead  Parties, for an order from the Court  declaring that  the  Stipulation and Order is terminated.  After a hearing,

at  which  any  Lead  Party may participate, the  Court,  in  its

discretion,   based   on  the  totality  of  the   circumstances,

including, without limitation, evidence with respect to the then-

current Marketing Plan or other advice or opinions of the Advisor and  the  value of the remaining Emerson Shares, if any, and  the available ways and means of realizing such value, shall determine whether to order the termination of this Stipulation and Order on the grounds that its goals and purposes are not reasonably likely to be realized.

               (b)       Effect of Termination Prior to Payment in Full.

When, and  if, (x) the Court terminates this Stipulation and Order,  as provided  in  subparagraph (b) above, or (y) all of  the  Emerson

Shares  have  been sold and the Net Proceeds of such  sales  have been  paid  in  accordance  with the provisions  hereof  but  the

Settlement  Amount has not been paid in full,  then  the  parties shall take the following actions and shall request that the Court

(or  its designee) dispose of the documents deposited with it  in the following manner:

                               (i)        Consent       Judgments

and  Swiss Judgment.  Within five (5) Business Days of either (x)

the  entry of an order terminating this Stipulation and Order  or

(y)  the  date on which all of the Emerson Shares have been  sold and  the  Net Proceeds of such sales have been paid in accordance with  the  provisions hereof and any portion  of  the  Settlement

Amount  remains unpaid, the Creditors shall consult  with  Jurick with respect to the amount of the Consent Judgments to be entered and  the  amount of the Swiss Judgment, after giving  appropriate credit  to  the  Jurick  Group for any payments  previously  made pursuant  to  paragraph 1 hereof, provided, however, the  Consent

Judgment  against  GSE shall be reduced by  an  amount  equal  to twenty-seven  percent  (27%)  of the  amounts  paid  to  Barclays pursuant to Exhibit A hereof.  Following a determination  by  the

Creditors,  which  determination shall  be  made  in  their  sole discretion,  of  the appropriate reduced amount  of  the  Consent

Judgments  and  the Swiss Judgment, the Creditors  shall  request that,  within ten (10) Business Days, Jurick cause each  judgment debtor  to  deliver to them executed Consent Judgments,  in  form acceptable  to counsel for the Creditors, in the reduced  amounts

(collectively,  the  "Restated  Consent  Judgments").    If   the

Restated Consent Judgments are delivered, the Creditors will then request,  on notice to each of the other Lead Parties,  that  the

Court enter the Restated Consent Judgments. Upon the entry by the

Court  of  the  Restated Consent Judgments, the original  Consent

Judgments shall be returned to the judgment debtors.  If  all  of the  Restated Consent Judgments are not delivered or any proposed judgment  debtor seeks to be heard in any respect concerning  the amount  or form of any Restated Consent Judgment, then the  Court will  enter  the  original Consent Judgments (in  the  amount  of

US$1,835,423.26 against GSE and $49.5 million against Jurick  and each other judgment debtor).  Following the entry of the original

Consent   Judgments  or  the  Restated  Consent  Judgments,   the

Creditors  may take any action permitted by law to  execute  upon their  Consent  Judgments  to collect  the  unpaid  balance,  and

Stelling  may  take  such  actions  with  respect  to  the  Swiss

Judgment.

                         (ii)  Other Assets.  All assets referred

to  in  paragraph 9(d) above shall be returned to the party which deposited the asset with the Court (or its designee).

          2.     Jurick Sworn Statements.

               (a)    Within twenty-one (21) days of the execution of this

Stipulation,  and  thereafter, subject  to  paragraph  5(a)(v)(B)

hereof,  annually within forty-five (45) days of the end of  each calendar  year until the Jurick Group has discharged all  of  its obligations under this Stipulation and Order, Jurick  shall  file with the Court under seal, a statement, sworn to under penalty of perjury, including a balance sheet (the "Sworn Statements"),  sub stantially  in the form annexed hereto as Exhibit K, which  shall be  acceptable  to  counsel for each of the Creditors,  in  their judgment reasonably exercised.  Simultaneously with the filing of the  initial  and each subsequent Sworn Statement,  Jurick  shall provide  each  of  the  Creditors with an  unsigned,  uncertified document  containing all of the information  set  forth  in  such

Sworn  Statement  but which shall not contain any  references  to

Jurick's name.  The initial Sworn Statement shall contain a  full and  complete  list of all assets (other than  assets  having  an aggregate  fair market value which is less than US$100,000)  held by Jurick directly or indirectly as of the date thereof and shall be accompanied by a quitclaim deed, in form acceptable to counsel for  the Creditors, executed by Jurick in favor of the Collateral

Agent  conveying all property owned by Jurick which is not listed but  is required to be listed on such Sworn Statement (a "Deed").

Each  subsequent annual Sworn Statement shall contain a full  and complete  list  of  all  assets  (other  than  assets  having  an aggregate  fair market value which is less than US$100,000)  held by  Jurick  directly or indirectly as of the end of the  year  to which  it relates and shall be accompanied by a Deed dated as  of the  date of such sworn statement.  By delivery of a Deed, Jurick shall  not be deemed to have conceded the existence of  any  such property.

               (b)    In the event that, following the delivery of any Sworn

Statement  but  prior to the payment in full  of  the  Settlement

Amount,  it  is  discovered that Jurick  held,  as  of  the  date thereof,  assets  of any kind whatsoever not  disclosed  in  such

Sworn  Statement  but which were required to be  listed  in  such

Sworn  Statement (the "Undisclosed Assets"), the Creditors  shall request,  on  notice to all Lead Parties, that the Court  release the applicable Deed(s) so that such assets may be quitclaimed  to the  Settlement Agent and liquidated by the Settlement Agent  for the  benefit  of the Creditors.  The proceeds of any  Undisclosed

Assets  shall be distributed to the Creditors in addition to  the

Settlement Amount in accordance with the following percentages:

               Creditor            Percentage

               Barclays            13.13%

               Stelling            42.43%

               FIBANK              44.43%

The  Court  and  the  other parties hereto shall  rely  upon  the initial  Sworn  Statement in approving  and  entering  into  this

Stipulation and Order.

               (a)       Following the Effective Date but prior to the

payment in  full of the Settlement Amount, if Jurick holds liquid  assets of  any  kind whatsoever having an aggregate value which  exceeds

US$2,000,000  from any source whatsoever (other than  the  Jurick

Payment,  the  compensation permitted to be  paid  to  Jurick  in accordance  with paragraph 7(b)(ii) hereof and the stock  options to  be  retained  by  Jurick in accordance  with  paragraph  8(b)

hereof),  such  amounts  in excess of US$2,000,000  (the  "Excess

Assets") shall be offset against any unpaid portion of the Jurick

Payment  and,  with respect to any portion of the Jurick  Payment that has been paid, the Excess Assets shall be transferred to the

Settlement  Agent for distribution in accordance  with  paragraph

3(f),  excluding  any payments to Jurick.  To  the  extent  that,

following  the  Effective Date, Jurick's net worth (exclusive  of the  value  of  the  Emerson  Shares,  the  Jurick  Payment,  the compensation  permitted to be paid to Jurick in  accordance  with paragraph 7(b)(ii) hereof and the stock options to be retained by

Jurick   in  accordance  with  paragraph  8(b)  hereof)   exceeds

US$5,000,000, any Creditor may apply to the Court, on  notice  to each other Lead Party, for appropriate relief.

          2. Compromise of Claims Between and Among Certain Parties Related to the FIBANK Liquidation.

               (a)       In exchange for the agreements by the FIL Liquidator

and  the  Official  Liquidators of MBT  that  are  set  forth  in paragraphs  13(b)  and  13(c) below and  to  be  acknowledged  in

Exhibit J hereto, and in consideration of this entire Stipulation and  Order, the FIBANK Liquidator shall not assert any  claim  on behalf of FIBANK against the estate of either FIL or MBT.

               (b)       In exchange for the agreement by the FIBANK

Liquidator that  is set forth in paragraph 13(a) above, and in consideration of  this  entire Stipulation and Order, the FIL Liquidator  shall waive all claims exceeding US$1,240,303.62 previously asserted on behalf of FIL in the liquidation proceedings of FIBANK and  shall not  assert (i) any priority with respect to such amount, or (ii)

any additional claims.

               (c)       In exchange for the agreement by Hackett that is set

forth  in  paragraph  13(a) above, and in consideration  of  this entire  Stipulation  and Order, the Official Liquidators  of  MBT

shall  waive  all  claims  exceeding  US$3,510,058.24  previously asserted  on  behalf  of  MBT in the liquidation  proceedings  of

FIBANK and shall not assert (i) any priority with respect to such amount, or (ii) any additional claims.

               (d)       In consideration of this entire Stipulation and

Order, Barclays   shall   waive  all  claims  exceeding  US$7,711,331.83

previously asserted in the liquidation proceedings of FIBANK  and shall not assert (i) any priority with respect to such amount, or

(ii) any additional claims.

               (e)       Each member of the Jurick Group, for itself and on

behalf  of  each  of its affiliates (whether present  or  future)

agrees  to  waive  all claims in the liquidation  proceedings  of

FIBANK except for net deposits reflected on the books and records of FIBANK not to exceed US$200,000 in the aggregate.

          3.        Stelling Personal Jurisdiction.

                       By    entering    into   and    performing

under this Stipulation and Order, Stelling shall not be deemed to have  in any respect consented to her being or caused her  to  be subject to personal jurisdiction in New Jersey or any other  part

of   the  United  States,  except  solely  with  respect  to  the implementation and enforcement of this Stipulation and Order  and the transactions contemplated hereby.

          4.        The Malpractice Action.

               (a)       The Court has been duly notified of the action

brought in  this  Court  by  FIL against FIL's former U.S.  counsel  (the

"Malpractice  Action"), arising out of alleged legal  malpractice

in   connection   with  the  Emerson  Plan  and  other   matters.

Notwithstanding the provisions of this Stipulation and Order, FIL may  proceed with the Malpractice Action, provided, however, that the  Malpractice  Action shall be dismissed in  the  event  of  a determination  by  the Court upon a motion by defendants  therein that  Emerson or Jurick must participate therein as a third party defendant.

               (b)       The proceeds of the Malpractice Action, if any,

whether by  way  of settlement, judgment or otherwise, net of legal  fees

(contingent   or   otherwise)  and  expenses  incurred   in   the

Malpractice  Action  to obtain such proceeds plus  an  additional

$300,000 of other fees incurred in connection therewith, shall be paid  to Stelling and credited against the last payment(s)  owing to Stelling pursuant to Exhibit A hereof.

          5.        Confidentiality.

                       The    parties    hereto   agree    (which

agreement  shall survive the termination of this Stipulation  and

Order) that (a) all documents filed with the Court under seal  in connection  with  this Stipulation and Order, including  but  not limited to the Sworn Statements, (b) any documents which  at  the time of receipt are clearly labeled as confidential, and (c) all documents designated by the Court as confidential, shall be treated as confidential by the receiving party and each party agrees to use its best efforts to ensure that such information is not

published,  disclosed or otherwise divulged to anyone other  than employees or officers of such party, its counsel and agents,  the

Settlement  Agent and any potential nominees for  such  position,

the  Advisor and any potential nominees for such position and the

Court  and  the  Bahamas Court, provided,  however,  that  it  is understood that the foregoing shall not apply to:

                    (i)       disclosure made with the prior written

authorization of the party from whom the material was received;

                    (ii)      disclosure of (A) information (other than

information received on a confidential basis prior to the Effective  Date

of this  Stipulation  and  Order)  already  known  by,  or  in   the

possession  of  the receiving party without restrictions  on  the disclosure  thereof at the time such information is  supplied  or

(B)  information also furnished by a third party not  having  any similar duty of confidentiality;

                    (iii)       disclosure of information which is required

by or appropriate pursuant to applicable law or to any Federal,  state,

local   or  foreign  court  or  governmental  agency,  authority,

instrumentality  or regulatory body having supervisory  authority over any party hereto;

                    (iv)      disclosure of information in connection with

the execution  of this Stipulation or any suit, action or  proceeding in  connection  with the implementation of this  Stipulation  and

Order  or  enforcement of rights hereunder or under any  document delivered hereunder; or

                    (v)       disclosure of information that prior to such

disclosure is  or has become publicly available through no violation of this

Stipulation and Order.

          6.        Notices.

                Notices  and  other communications  provided  for

herein  shall  be in writing and shall be delivered,  if  to  the

Court, by hand or overnight courier service and, if to any  other party,  by  telex,  facsimile transmission or  other  telegraphic communication equipment of the sending party and by  First  Class mail, as follows:

               If to the Court:

               The Honorable Nicholas H. Politan
               United States District Court Judge
               United States District Court for
                    the District of New Jersey
               The Martin Luther King, Jr. Federal Building
               50 Walnut Street
               Newark, New Jersey 07102

               If to Barclays:

               Mr. Michael B. Nash
               Senior Vice President

               Mr. Ronald Spitzer
               Vice President

               Barclays Bank PLC
               75 Wall Street
               New York, New York 10265
               FAX: (212) 412-5661

               with a copy to:

               Margot B. Schonholtz, Esq.
               Zalkin, Rodin & Goodman LLP
               750 Third Avenue
               New York, New York 10017
               FAX: (212) 682-6331

               If to the FIBANK Liquidator:

               Mr. Thomas Hackett
               Price Waterhouse
               Providence House
               East Hill Street
               P.O. Box N-3910
               Nassau, Bahamas
               FAX: (809) 326-7308

               with a copy to:

               James Tolan, Esq.
               Nancy Prahofer, Esq.
               Dechert, Price & Rhoads
               477 Madison Avenue
               New York, New York 10022
               FAX: (212) 308-2041

               If to Stelling:

               Mrs. Petra Stelling
               IM Berghof 5
               8700 Kusnacht
               Switzerland
               FAX: 011-411-910-7861

               with copies to:

               Dr. Peter Hafter
               Lenz & Staehelin
               Bleigherweg 58
               CH-8027
               Zurich, Switzerland
               FAX: 011-411-204-1200

                    and

               Thomas P. Ogden, Esq.
               Davis, Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               FAX: (212) 450-5986

                    and

               David H. Wollmuth, Esq.
               Crummy, DelDeo, Dolan, Griffinger & Vechione
               One Riverfront Plaza
               Newark, New Jersey 07102-5497
               FAX: (201) 639-6236


               If to the Jurick Group:

               Mr. Geoffrey P. Jurick
               c/o Emerson Radio Corp.
               9 Entin Road
               Parsippany, New Jersey 07054
               FAX: 011-85-22-956-1322

               with a copy to:

               Herbert S. Edelman, Esq.
               Kaye, Scholer, Fierman, Hays & Handler
               425 Park Avenue
               New York, New York 10022
               FAX: (212) 836-8689


               If to Emerson:

               Emerson Radio Corp.
               9 Entin Road
               Parsippany, New Jersey 07054
               Att: Chief Operating Officer
               FAX: (201) 428-2022

               with copies to:

               Jeffrey M. Davis, Esq.
               Wolff & Samson
               5 Becker Farm Road
               Roseland, New Jersey 07068
               FAX: (201) 740-1407

                    and

               William S. Katchen, Esq.
               Lowenstein, Sandler, Kohl, Fisher & Boylan
               65 Livingston Avenue
               Roseland, New Jersey 07068
               FAX: (201) 992-5820


               If to the FIL Liquidator:

               Mr. Wayne J. Aranha
               Coopers & Lybrand
               P.O. Box N 596
               2nd Floor Charlotte
               Charlotte Street
               Nassau, Bahamas
               FAX:

               with a copy to:

               Thomas P. Ogden, Esq.
               Davis, Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               FAX: (212) 450-4800

All notices and other communications given to any party hereto in accordance  with  the  provisions of this Stipulation  and  Order shall  be  deemed to have been given on the date  of  receipt  if delivered by hand or overnight courier service or sent by  telex,

facsimile   transmission   or  other  telegraphic   communication

equipment  of  the  sender, in each case delivered  or  sent  and mailed  (properly  addressed) to such party as provided  in  this paragraph 17 or in accordance with the latest unrevoked direction from such party given in accordance with this paragraph 17.

          2.        Withdrawal of the Reference.

                        The     reference    of    the    Emerson

bankruptcy proceedings is hereby withdrawn pursuant to 18  U.S.C.

Section 157(d) solely with respect to and to the extent necessary to

resolve   issues  relating  to  (a)  the  pending  or  threatened

litigation,  proceedings and disputes described above  concerning ownership of Emerson common stock issued pursuant to the  Emerson

Plan, which litigation, proceedings and disputes fall within  the retained  jurisdiction  of the New Jersey  Bankruptcy  Court,  as provided  in the Emerson Plan,  and (b) the enforcement  of  this

Stipulation and Order and the documents delivered hereunder,  the

Approval   Order  and  the  administration  of  the  transactions

contemplated hereby or made necessary hereunder.

          3.        Continuing Jurisdiction.

                        (a)     The     Court    shall     retain

continuing  jurisdiction over these proceedings for the  purposes of  enforcing  this  Stipulation  and  Order  and  the  documents

delivered    hereunder   and   administering   the   transactions

contemplated  hereby  or  made  necessary  hereunder,   including

without   limitation  any  litigation,  proceedings  or  disputes

arising  out  of or relating to this Stipulation and  Order,  the

Approval  Order, the Emerson Shares, any Marketing  Plan  or  any

amendment thereto or other action or advice of the Advisor.

                    (b) Except as otherwise specifically provided

herein, the administration and implementation of this Stipulation and Order shall be within the sound discretion of the Court.

          4.        Transfer of Obligations; Parties in Interest.  Whenever

in  this  Stipulation  and Order any of  the  parties  hereto  is referred  to,  such  reference shall be  deemed  to  include  the successors, assigns, heirs and legatees of such party;  provided,

however,  that neither Emerson nor Jurick may assign  its  rights hereunder  without the prior written consent of  the  other  Lead

Parties.   No  party hereto will transfer any of  its  rights  or

obligations   under  this  Stipulation  and  Order   unless   the

transferee  agrees in writing to be bound by the  terms  of  this

Stipulation and Order to the same extent as its transferor.

          5.        Admissability.

                If  this  Stipulation and Order does not  by  its

terms  become, or is not declared, effective, then the provisions of  this Stipulation and Order shall be given no probative  value in  any action or proceeding before any court by any party hereto or  any  of  the  parties listed on Exhibit  B  hereto,  and  any evidence of any conduct or statements made in connection with the

negotiations  of  this  Stipulation  and  Order  shall   not   be

admissible for any purpose in any such action or proceeding.

Dated:    June 11, 1996



STIPULATED AND AGREED,




_/s/ Thomas Hackett___________

THOMAS HACKETT, OFFICIAL
LIQUIDATOR OF FIDENAS
INTERNATIONAL BANK LIMITED



_/s/ Petra Stelling_________

PETRA STELLING



BARCLAYS BANK PLC



_/s/ Ronald E. Spitzer________

By:  RONALD E. SPITZER

Title: VICE PRESIDENT



__/s/ Wayne J. Aranha_________

WAYNE J. ARANHA, OFFICIAL
LIQUIDATOR OF FIDENAS
INVESTMENT LIMITED



_/s/ Geoffrey P. Jurick_______

GEOFFREY P. JURICK



FIDENAS INTERNATIONAL LIMITED
L.L.C



__/s/ Geoffrey P. Jurick______

By:  GEOFFREY P. JURICK

Title:  MANAGER



ELISION INTERNATIONAL, INC.



__/s/ Geoffrey P. Jurick______

By:  GEOFFREY P. JURICK

Title:  CHAIRMAN



GSE MULTIMEDIA TECHNOLOGIES,
INC., F/K/A GSE ELECTRONIC
SYSTEMS, INC.



_/s/ Geoffrey P. Jurick_______

By:  GEOFFREY P. JURICK

Title:  CHAIRMAN



EMERSON RADIO CORP.



__/s/ Eugene I. Davis_________

By:  EUGENE I. DAVIS

Title: PRESIDENT